b) 11.4   Computation of per share earnings

            American Electric Automobile Company, Inc.
              Weighted Average Shares Outstanding
                       November 30, 1999

              Original                   Days
Date          Issuance      Cumulative   Outstanding   Total

12/31/98      2,964,000     2,964,000    305            904,020,000
11/01/99        574,600     3,538,600     29            102,619,400
11/30/99                            0      0                      0
              3,538,600                  334          1,006,639,400
                                                                334
                                                                ---
Weighted Average Shares                                   3,013,890
                                                          ---------
Net Loss                                                 (30,571.00)
                                                          ---------
Net Loss Per Share                                          (0.0101)